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                                                                    EXHIBIT 23.6

To the Stockholders of
  Electro Componentes de Mexico S.A. de C.V.:

     We consent to the inclusion in this Registration Statement on Form S-1 of our report dated April 24, 1995 on our audit of the statement of direct revenues and expenses of Electro Componentes de Mexico S.A. de C.V. for the eleven months ended November 30, 1994. We also consent to the reference to our Firm under the caption "Experts."

                                            COOPERS & LYBRAND L.L.P.

El Paso, Texas

October 3, 1997